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                                                                   Exhibit  99.1




Diversified Security Solutions, Inc.                 BPC Financial Marketing
Company Contact:                                     Investor Relations Contact:
James Henry                                          John Baldissera
(201) 794-6500                                       (800) 368-1217


                    DIVERSIFIED SECURITY SOLUTIONS ANNOUNCES
               EEFECTIVENESS OF REGISTRATION STATEMENT ON FORM S-3

SADDLE BROOK, N.J., September 7, 2004 - -Diversified Security Solutions, Inc. (AMEX: DVS) announced today that its previously filed Registration Statement on Form S-3 was declared effective on September 7, 2004. The registration statement registered 746,999 shares of the Company's common stock for sale by the stockholders named in the registration statement. Of the 746,999 shares of common stock that has been registered pursuant to this registration statement, 553,333 shares are issued and outstanding and 193,666 shares are issuable upon the exercise of outstanding warrants. The Company will not receive any proceeds from the sale of the shares covered by the Registration Statement.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Diversified Security Solutions

Diversified Security Solutions (AMEX: DVS) provides technology-based integrated electronic security systems, services and emergency preparedness consultation to commercial enterprises and government agencies. DVS' integration subsidiary Henry Bros. Electronics (HBE) has offices in California, Texas, Arizona and New Jersey. For more information visit www.hbeonline.net, or www.dssi-hq.com.

Safe Harbor:

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained under the heading of risk factors listed in the Company's filings with the U.S. Securities and Exchange Commission Diversified Security Solutions does not assume any obligation to update the forward-looking information.


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